   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

                       REGISTRATION NOS. 333-       AND 333-       -01
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               NATIONAL CITY BANK
                   (Originator of the Trust described herein)
                     NATIONAL CITY CREDIT CARD MASTER TRUST
              (FORMERLY FIRST OF AMERICA CREDIT CARD MASTER TRUST)
                          (Issuer of the Certificates)
          (Exact Name of Each Registrant as Specified in Its Charter)

                       UNITED STATES                                                  34-0420310
       (State or Other Jurisdiction of Organization)                   (I.R.S. Employer Identification Number)

                              1900 EAST 9TH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 575-2000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Office)

                                DAVID L. ZOELLER
                               NATIONAL CITY BANK
                              1900 EAST 9TH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 575-2978
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

               GLENN S. ARDEN, ESQ.                               CAMERON L. COWAN, ESQ.
            JONES, DAY, REAVIS & POGUE                      ORRICK, HERRINGTON & SUTCLIFFE LLP
               599 LEXINGTON AVENUE                                 WASHINGTON HARBOUR
             NEW YORK, NEW YORK 10022                         3050 K STREET, N.W., SUITE 200
                  (212) 326-3939                                   WASHINGTON, DC 20007
                                                                      (202) 339-8400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X] 333-43570 and 333-43570-01.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                                AMOUNT TO BE        AGGREGATE PRICE     AGGREGATE OFFERING       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(A)(B)(D)  PER CERTIFICATE(C)(D)     PRICE(C)(D)      REGISTRATION FEE(D)
--------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates..................     $55,750,000              100%              $55,750,000           $13,324.25
--------------------------------------------------------------------------------------------------------------------------------
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

(a) With respect to any Asset Backed Certificates issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any Asset Backed Certificates denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Certificate is first offered.

(c) Estimated solely for the purpose of calculating the registration fee.

(d) This registration statement registers an indeterminate amount of Asset Backed Certificates that are to be offered or sold in market-making activities by one or more affiliates of National City Bank where required.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    IN ACCORDANCE WITH RULE 462(b) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION STATEMENT NOS. 333-43570 AND 333-43570-01) TO WHICH THIS REGISTRATION STATEMENT RELATES, EXCEPT THAT THE PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 10, 2000, FILED AS A PART OF THAT EARLIER REGISTRATION STATEMENT AND RELATING TO THE OFFERING BY NATIONAL CITY CREDIT CARD MASTER TRUST OF ITS CLASS A AND CLASS B ASSET BACKED CERTIFICATES, SERIES 2001-1, IS NOT SO INCORPORATED.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on December 21, 2001.

                                        NATIONAL CITY BANK,
                                        as originator of the Trust and
                                        Co-Registrant
                                        and on behalf of the Trust as
                                        Co-Registrant

                                        By: /s/ CARLTON E. LANGER
                                         ---------------------------------------
                                        Name: Carlton E. Langer
                                        Title:  Senior Vice President and
                                                Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 21, 2001 by the following persons in the capacities indicated.

                      SIGNATURE                                                 TITLE
                      ---------                                                 -----

/s/ PHILIP L. RICE                                                      President and Director
-----------------------------------------------------               (Principal Executive Officer)
Philip L. Rice

/s/ JANIS E. LYONS                                                      Senior Vice President
-----------------------------------------------------               (Principal Financial Officer)
Janis E. Lyons

/s/ KAMALA R. RAGHAVAN                                                  Senior Vice President
-----------------------------------------------------               (Principal Accounting Officer)
Kamala R. Raghavan

                                                                               Director
-----------------------------------------------------
George R. Berlin

/s/ THOMAS G. BREITENBACH                                                      Director
-----------------------------------------------------
Thomas G. Breitenbach

/s/ STEVE D. BULLOCK                                                           Director
-----------------------------------------------------
Steve D. Bullock

/s/ CHRISTOPHER M. CONNER                                                      Director
-----------------------------------------------------
Christopher M. Conner

/s/ DAVID A. DABERKO                                                           Director
-----------------------------------------------------
David A. Daberko

/s/ DANIEL W. DUVAL                                                            Director
-----------------------------------------------------
Daniel W. Duval

                                                                               Director
-----------------------------------------------------
Thomas J. Fitzpatrick

/s/ GARY A. GLASER                                                             Director
-----------------------------------------------------
Gary A. Glaser

/s/ GORDON D. HARNETT                                                          Director
-----------------------------------------------------
Gordon D. Harnett

                      SIGNATURE                                                 TITLE
                      ---------                                                 -----

                                                                               Director
-----------------------------------------------------
Donald V. Kellermeyer

                                                                               Director
-----------------------------------------------------
William D. Madar

/s/ WILLIAM E. MACDONALD III                                                   Director
-----------------------------------------------------
William E. MacDonald III

/s/ SHELLEY B. ROTH                                                            Director
-----------------------------------------------------
Shelley B. Roth

                                                                               Director
-----------------------------------------------------
Dr. K. Wayne Smith

/s/ THOMAS C. SULLIVAN                                                         Director
-----------------------------------------------------
Thomas C. Sullivan

/s/ JOHN R. WERREN                                                             Director
-----------------------------------------------------
John R. Werren

                                 EXHIBIT INDEX

EXHIBITS                          DESCRIPTION
--------                          -----------
   1.1    -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the registrants' Registration Statement
             on Form S-3, Nos. 333-39420 and 333-39420-01).
   4.1    -- Pooling and Servicing Agreement dated June 1, 1995, as
             amended and restated as of July 1, 2000 (incorporated by
             reference to Exhibit 4.1 to the registrants' Registration
             Statement on Form S-3, Nos. 333-39420 and 333-39420-01).
   4.2    -- Assumption Agreement and Amendment to Pooling and
             Servicing Agreement, dated as of September 1, 1998 among
             First of America Bank, N.A., as Seller and Servicer,
             First of America Bank - Illinois, N.A., as Seller,
             National City Bank, as Assuming Entity, and The Bank of
             New York, as Trustee (incorporated by reference to
             Exhibit 4.2 to the registrants' Registration Statement on
             Form S-3, Nos. 333-39420 and 333-39420-01).
   4.3    -- Second Amendment to Pooling and Servicing Agreement,
             dated November 30, 1998 among First of America Bank,
             N.A., as Servicer, National City Bank, as Seller and The
             Bank of New York, as Trustee (incorporated by reference
             to Exhibit 4.3 to the registrants' Registration Statement
             on Form S-3, Nos. 333-39420 and 333-39420-01).
   4.4    -- First Amendment to The National City Credit Card Master
             Trust Pooling and Servicing Agreement, dated as of May
             24, 2001 by and between National City Bank, as Seller and
             Servicer, and The Bank of New York, as Trustee
             (incorporated by reference to Exhibit 4.1 to the
             registrants' Form 8-K filed with the Securities and
             Exchange Commission on June 7, 2001).
   4.5    -- Form of Series Supplement, including form of Certificates
             (incorporated by reference to Exhibit 4.4 to the
             registrants' Registration Statement on Form S-3, Nos.
             333-39420 and 333-39420-01).
   5.1    -- Opinion of Jones, Day, Reavis & Pogue with respect to
             legality.
   8.1    -- Opinion of Orrick, Herrington & Sutcliffe LLP with
             respect to tax matters.
  23.1    -- Consent of Jones, Day, Reavis & Pogue (included in
             Exhibit 5.1).
  23.2    -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1).